Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch InBev SA/NV of our report dated March 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended December 31, 2021.

Diegem, Belgium, November 29, 2022

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Koen Hens

Statutory Auditor